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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Engineering Specialties, Inc. and
  Engineering Specialties FSC, Inc.


We consent to the use of our report dated September 24, 1999, related to the combined financial statements of Engineering Specialties, Inc. and Engineering Specialties FSC, Inc. (ESI) as of and for the year ended December 31, 1998, included herein, and the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

New Orleans, Louisiana
December 10, 1999